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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement on Form S-8 and related prospectus pertaining to the Atlantic Southeast Airlines, Inc. 1990 Stock Appreciation Rights Plan and to the incorporation by reference therein of our reports (a) dated February 2, 1996, with respect to the consolidated financial statements and schedule of Atlantic Southeast Airlines, Inc.
included in its Annual Report (Form 10-K) for the year ended December 31, 1995,
(b) dated September 25, 1996 with respect to the consolidated balance sheet of ASA Holdings, Inc. included in its Registration Statement on Form S-4, as amended (No. 333-13071), and (c) dated June 6, 1996, with respect to the financial statements and schedules of the Atlantic Southeast Airlines, Inc. Investment Savings Plan included in the Annual Report (Form 10-K/A, Amendment No. 1 to Atlantic Southeast Airlines, Inc.'s Annual Report [Form 10-K]) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP

Atlanta, Georgia
January 2, 1997





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